Pricing Supplement No. U535
To the Underlying Supplement dated June 24, 2010,
Product Supplement No. U-I dated October 18, 2010,
Prospectus Supplement dated March 25, 2009 and
Prospectus dated March 25, 2009
Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-158199-10 November 25, 2011
$1,248,000 High/Low Coupon Callable Yield Notes due November 30, 2012 Linked to the Performance of the S&P 500® Index, the Russell 2000® Index and the Market Vectors Gold Miners ETF
General
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The securities are designed for investors who are mildly bearish, neutral or mildly bullish on the Underlyings. Investors should be willing to lose some or all of their investment if a Knock-In Event occurs with respect to any Underlying. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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Interest will be paid monthly in arrears at a rate per annum that will depend on whether a Knock-In Event occurs. If a Knock-In Event does not occur, interest will be paid at an Applicable Rate per annum of 12.5%. If a Knock-In Event occurs during any monthly Observation Period, interest for that monthly period and each subsequent monthly interest period will be paid at an Applicable Rate per annum of 1.0%. Interest will be calculated on a 30/360 basis, subject to Early Redemption.

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The Issuer may redeem the securities, in whole but not in part, on any Interest Payment Date scheduled to occur on or after December 30, 2011. No interest will accrue or be payable following an Early Redemption.

•	Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing November 30, 2012.†
•	Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.
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The securities priced on November 25, 2011 (the “Trade Date”) and are expected to settle on November 30, 2011. Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Underlyings:	Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and Knock-In Level:
	Underlying	Ticker	Initial Level	Knock-In Level
	S&P 500® Index (“SPX”)	SPX	1158.67	579.335
	Russell 2000® Index (“RTY”)	RTY	666.16	333.08
	Market Vectors Gold Miners ETF (“GDX”)	GDX UP	54.79	27.395
Applicable Rate:	• If a Knock-In Event does not occur, the Applicable Rate will be 12.5% per annum.
• If a Knock-In Event occurs during any Observation Period, the Applicable Rate for the corresponding interest period and each subsequent interest period will be 1.0% per annum.
Interest will be calculated on a 30/360 basis.
Interest Payment Dates:
Unless redeemed earlier, interest will be paid monthly in arrears at the Applicable Rate per annum on December 30, 2011, January 30, 2012, February 29, 2012, March 30, 2012, April 30, 2012, May 30, 2012, June 29, 2012, July 30, 2012, August 30, 2012, September 28, 2012, October 30, 2012 and the Maturity Date, subject to the modified following business day convention. No interest will accrue or be payable following an Early Redemption.

Redemption Amount:
The Redemption Amount you will be entitled to receive will depend on the individual performance of each Underlying and whether a Knock-In Event occurs. If the securities are not subject to Early Redemption, the Redemption Amount will be determined as follows:

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If a Knock-In Event occurs during any Observation Period, the Redemption Amount will equal the principal amount of the securities you hold multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying. In this case, the maximum Redemption Amount will equal the principal amount of the securities. Therefore, unless the Final Level of each of the Underlyings is greater than or equal to its Initial Level, the Redemption Amount will be less than the principal amount of the securities and you could lose your entire investment.

• If a Knock-In Event does not occur during any Observation Period, the Redemption Amount will equal the principal amount of the securities you hold.
Any payment on the securities is subject to our ability to pay our obligations as they become due.
Early Redemption:
Prior to the Maturity Date, the Issuer may redeem the securities in whole, but not in part, on any Interest Payment Date scheduled to occur on or after December 30, 2011, upon notice on or before the relevant Early Redemption Notice Date at 100% of the principal amount of the securities, together with the interest payable on that Interest Payment Date.

Early Redemption Notice Dates:
Notice of Early Redemption will be provided prior to the relevant Interest Payment Date on or before December 27, 2011, January 25, 2012, February 24, 2012, March 27, 2012, April 25, 2012, May 24, 2012, June 26, 2012, July 25, 2012, August 27, 2012, September 25, 2012 or October 25, 2012, as applicable.

Knock-In Event:	A Knock-In Event occurs if the closing level of any Underlying is less than or equal to its Knock-In Level on any trading day for that Underlying during any Observation Period.
Knock-In Level:	For each Underlying, as set forth in the table above.
Lowest Performing Underlying:	The Underlying with the lowest Underlying Return.
Underlying Return:	For each Underlying, the Underlying Return will be calculated as follows:
Final Level − Initial Level Initial Level	, subject to a maximum of zero
Initial Level:	For each Underlying, as set forth in the table above.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date.
Observation Periods:
There are 12 monthly Observation Periods. The first monthly Observation Period will be from but excluding the Trade Date to and including the first Observation Date. Each subsequent monthly Observation Period will be from but excluding an Observation Date to and including the next following Observation Date.

Observation Dates:†
December 27, 2011, January 25, 2012, February 24, 2012, March 27, 2012, April 25, 2012, May 24, 2012, June 26, 2012, July 25, 2012, August 27, 2012, September 25, 2012, October 25, 2012 and the Valuation Date.

Valuation Date:†	November 27, 2012
Maturity Date:†	November 30, 2012
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	22546THB0
†  The determination of the closing level for each Underlying on each Observation Date, other than the Valuation Date, is subject to postponement if such date is not a trading day for such Underlying or as a result of a market disruption event in respect of such Underlying, as described herein under “Market Disruption Events.” The Valuation Date is subject to postponement in respect of each Underlying if such date is not an underlying business day for such Underlying or as a result of a market disruption event in respect of such Underlying, as described in the accompanying product supplement under “Description of the Securities—Market disruption events”. The Interest Payment Dates including the Maturity Date are subject to postponement, each as described herein, if such date is not a business day or if the determination of the closing level for any Underlying on the corresponding Observation Date or the Valuation Date, as applicable, is postponed because such date is not a trading day or an underlying business day for any Underlying, as applicable, or as a result of a market disruption event in respect of any Underlying.
Investing in the securities involves a number of risks. See “Selected Risk Considerations” in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.
	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$22.50	$977.50
Total	$1,248,000.00	$25,467.50	$1,222,532.50
(1) We or one of our affiliates will pay varying discounts and commissions of between $20.00 and $22.50 per $1,000 principal amount of securities, for total underwriting discounts and commissions of $25,467.50. In addition, an affiliate of ours may pay referral fees of up to $7.50 per $1,000 principal amount of securities. For more detailed information, please see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.
The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,248,000.00	$143.02

Credit Suisse
November 25, 2011

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated June 24, 2010, the product supplement dated October 18, 2010, the prospectus supplement dated March 25, 2009 and the prospectus dated March 25, 2009, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated June 24, 2010:
http://www.sec.gov/Archives/edgar/data/1053092/000104746910006110/a2199225z424b2.htm

•	Product supplement No. U-I dated October 18, 2010:
http://www.sec.gov/Archives/edgar/data/1053092/000095010310003007/dp19604_424b2-ui.htm

•	Prospectus supplement dated March 25, 2009:
http://www.sec.gov/Archives/edgar/data/1053092/000104746909003093/a2191799z424b2.htm

•	Prospectus dated March 25, 2009:
http://www.sec.gov/Archives/edgar/data/1053092/000104746909003289/a2191966z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts and Total Payments on the Securities

The tables and examples below illustrate hypothetical Redemption Amounts payable at maturity and, in the case of the tables, total payments over the term of the securities (which include both payments at maturity and the total interest paid on the securities) on a $1,000 investment in the securities for a range of Underlying Returns of the Lowest Performing Underlying, both in the event a Knock-In Event does not occur and in the event a Knock-In Event does occur. The tables and examples reflect that the Applicable Rate is 12.5% per annum if a Knock-In Event does not occur and 1.0% per annum for the corresponding monthly interest period and each subsequent monthly interest period if a Knock-In Event occurs and assume that (i) the securities are not redeemed prior to maturity, (ii) the term of the securities is exactly one year and (iii) the Knock-In Level for each Underlying is 50% of the Initial Level of such Underlying. In addition, the examples below assume that the Initial Level is 1160 for SPX, 670 for RTY and $57 for GDX. The examples are intended to illustrate hypothetical calculations of only the Redemption Amount and do not illustrate the calculation or payment of any individual interest payment. The Redemption Amounts and total payment amounts set forth below are provided for illustration purposes only. The actual Redemption Amounts and total payments applicable to a purchaser of the securities will depend on several variables, including, but not limited to (a) whether the closing level of any Underlying is less than or equal to its Knock-In Level on any trading day for that Underlying during any Observation Period and (b) the Final Level of the Lowest Performing Underlying determined on the Valuation Date. It is not possible to predict whether a Knock-In Event will occur and in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment on the securities is subject to our ability to pay our obligations as they become due. The numbers appearing in the following tables and examples have been rounded for ease of analysis.

TABLE 1: A Knock-In Event DOES NOT occur during any Observation Period.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount (Knock-In Event does not occur)	Total Interest Payment on the Securities	Total Payment on the Securities
$1,000.00	50.00%	0.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	40.00%	0.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	30.00%	0.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	20.00%	0.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	10.00%	0.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	0.00%	0.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	−10.00%	−10.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	−20.00%	−20.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	−30.00%	−30.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	−40.00%	−40.00%	$1,000.00	$125.00	$1,125.00
$1,000.00	−49.99%	−49.99%	$1,000.00	$125.00	$1,125.00

TABLE  2: A Knock-In Event OCCURS during an Observation Period.

Principal Amount of Securities	Percentage Change from the Initial Level to the Final Level of the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount at Maturity (Knock-In Event occurs)	Total Interest Payments on the Securities
$1,000	50%	0%	$1,000
$1,000	40%	0%	$1,000
$1,000	30%	0%	$1,000
$1,000	20%	0%	$1,000
$1,000	10%	0%	$1,000
$1,000	0%	0%	$1,000	(See table below)
$1,000	−10%	−10%	$900
$1,000	−20%	−20%	$800
$1,000	−30%	−30%	$700
$1,000	−40%	−40%	$600
$1,000	−50%	−50%	$500

Assuming the securities are not redeemed prior to the Maturity Date, expected total interest payments will depend on whether and when a Knock-In Event occurs.

Time of First Knock-In Event	Total Interest Payment on the Securities
From Trade Date to first Observation Date	$10.00
From first Observation Date to second Observation Date	$19.58
From second Observation Date to third Observation Date	$29.17
From third Observation Date to fourth Observation Date	$38.75
From fourth Observation Date to fifth Observation Date	$48.33
From fifth Observation Date to sixth Observation Date	$57.92
From sixth Observation Date to seventh Observation Date	$67.50
From seventh Observation Date to eighth Observation Date	$77.08
From eighth Observation Date to ninth Observation Date	$86.67
From ninth Observation Date to tenth Observation Date	$96.25
From tenth Observation Date to eleventh Observation Date	$105.83
From eleventh Observation Date to Valuation Date	$115.42

If a Knock-Out Event occurs during any Observation Period, the total payment on the securities will be equal to the Redemption Amount applicable to an investor plus the applicable total interest payments on the securities.

Examples of Calculation of Redemption Amounts at Maturity

Example 1: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during an Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during any Observation Period	Final Level on the Valuation Date
SPX	1160	1160.00 (100% of Initial Level)	1276.00 (110% of Initial Level)
RTY	670	335.00 (50% of Initial Level)	335.00 (50% of Initial Level)
GDX	$57	$45.60 (80% of Initial Level)	$57.00 (100% of Initial Level)

Since the closing level of RTY reaches its Knock-In Level during an Observation Period, a Knock-In Event occurs. RTY is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of RTY – Initial Level of RTY Initial Level of RTY	; subject to a maximum of 0.00

= (335.00 – 670) / 670 = −0.50

The Redemption Amount = principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)

= $1,000 × (1 – 0.50) = $500

Example 2: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during an Observation Period; the Lowest Performing Underlying never reaches or falls below its Knock-In Level during any Observation Period; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during any Observation Period	Final Level on the Valuation Date
SPX	1160	580.00 (50% of Initial Level)	1276.00 (110% of Initial Level)
RTY	670	582.90 (87% of Initial Level)	582.90 (87% of Initial Level)
GDX	$57	$51.30 (90% of Initial Level)	$62.70 (110% of Initial Level)

Since the closing level of SPX reaches its Knock-In Level during an Observation Period, a Knock-In Event occurs. RTY is the Lowest Performing Underlying, even though its closing level never reaches or falls below its Knock-In Level during an Observation Period.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of RTY – Initial Level of RTY Initial Level of RTY	; subject to a maximum of 0.00

= (582.90 – 670) / 670 = −0.13

The Redemption Amount = principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)

= $1,000 × (1 – 0.13) = $870

Example 3: A Knock-In Event occurs because the closing level of one Underlying reaches its Knock-In Level during an Observation Period; and the Final Level of the Lowest Performing Underlying is greater than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during any Observation Period	Final Level on the Valuation Date
SPX	1160	928.00 (80% of Initial Level)	1392.00 (120% of Initial Level)
RTY	670	603.00 (90% of Initial Level)	804.00 (120% of Initial Level)
GDX	$57	28.50 (50% of Initial Level)	$62.70 (110% of Initial Level)

Since the closing level of GDX reaches its Knock-In Level during an Observation Period, a Knock-In Event occurs. GDX is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX – Initial Level of GDX Initial Level of GDX	; subject to a maximum of 0.00

= ($62.70 – $57) / $57 = 0.10

BUT 0.10 is greater than the maximum of 0.00, so the Underlying Return of the Lowest Performing Underlying is 0.00.

The Redemption Amount = principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)

= $1,000 × (1 + 0.00) = $1,000

Example 4: A Knock-In Event does not occur during any Observation Period.

Underlying	Initial Level	Lowest closing level of the Underlying during any Observation Period	Final Level on the Valuation Date
SPX	1160	1009.20 (87% of Initial Level)	1276.00 (110% of Initial Level)
RTY	670	589.60 (88% of Initial Level)	737.00 (110% of Initial Level)
GDX	$57	$48.45 (85% of Initial Level)	$62.70 (110% of Initial Level)

Since the closing level of each Underlying did not reach or fall below its Knock-In Level during any Observation Period, a Knock-In Event does not occur.

Therefore, the Redemption Amount equals $1,000.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT AT MATURITY — You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If a Knock-In Event occurs during any Observation Period and the Final Level of the Lowest Performing Underlying is less than its Initial Level, you will not receive the maximum amount of interest payable on the securities and you will be fully exposed to any depreciation in the Lowest Performing Underlying. In this case, the Redemption Amount you will be entitled to receive will be less than the principal amount of the securities and you could lose your entire investment. It is not possible to predict whether a Knock-In Event will occur and, in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST AT THE APPLICABLE RATE, AT MATURITY OR UPON EARLY REDEMPTION — The securities will not pay more than the principal amount, plus accrued and unpaid interest at the Applicable Rate, at maturity or upon early redemption. If the Final Level of each Underlying is greater than its respective Initial Level (regardless of whether a Knock-In Event has occurred), you will not receive the appreciation of any Underlying. Assuming the securities are held to maturity and the term of the securities is exactly one year, the maximum amount payable with respect to the securities will not exceed $1,125.00 for each $1,000 principal amount of the securities.

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THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE — Although the return on the securities will be based on the performance of the Underlyings, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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IF A KNOCK-IN EVENT OCCURS DURING ANY MONTHLY OBSERVATION PERIOD, THE APPLICABLE RATE FOR THE CORRESPONDING MONTHLY INTEREST PERIOD AND EACH SUBSEQUENT INTEREST PERIOD WILL BE 1.0% PER ANNUM — If a Knock-In Event occurs during any monthly Observation Period, the Applicable Rate for the corresponding monthly interest period and each subsequent interest period will be 1.0% per annum. For example, if a Knock-In Event occurs during the period from the Trade Date to the first Observation Date, the Applicable Rate per annum for each interest period will be 1.0% and the maximum amount of interest you will be entitled to receive, assuming the term of the securities is exactly one year, will be $10.00 per $1,000 principal amount of the securities.

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IF A KNOCK-IN EVENT OCCURS, YOUR RETURN WILL BE BASED ON THE INDIVIDUAL PERFORMANCE OF THE LOWEST PERFORMING UNDERLYING — If a Knock-In Event occurs, your return will be based on the individual performance of the Lowest Performing Underlying. This will be true even if the closing level of the Lowest Performing Underlying never reached or fell below its Knock-In Level on any trading day during any Observation Period.

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THE REDEMPTION AMOUNT PAYABLE AT MATURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF THE SECURITIES EVEN IF A KNOCK-IN EVENT OCCURS WITH RESPECT TO ONLY ONE UNDERLYING AND THE FINAL LEVEL OF ONLY ONE UNDERLYING FALLS BELOW ITS INITIAL LEVEL — Even if the closing level of only one Underlying is less than or equal to its Knock-In Level on any trading day for that Underlying during any Observation Period, a Knock-In Event will have occurred. In this case, the Redemption Amount payable at maturity will be less than the principal amount of the securities if, in addition to the occurrence of a Knock-In Event, the Final Level of just one Underlying is less than its Initial Level. This will be true even if the closing level of the Lowest Performing Underlying was never less than or equal to its Knock-In Level on any trading day for that Underlying during any Observation Period.

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THE SECURITIES ARE SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH WOULD LIMIT YOUR ABILITY TO ACCRUE INTEREST OVER THE FULL TERM OF THE SECURITIES —The securities are subject to a potential early redemption. Prior to maturity, the securities may be redeemed on any Interest Payment Date scheduled to occur on or after December 30, 2011, upon notice on or before the relevant Early Redemption Notice Date. If the securities are redeemed prior to the Maturity Date, you will be entitled to receive the principal amount of your securities and any accrued but unpaid interest payable at the Applicable Rate on that Interest Payment Date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the date of Early Redemption to the scheduled Maturity Date. If the securities are redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as the securities.

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SINCE THE SECURITIES ARE LINKED TO THE PERFORMANCE OF MORE THAN ONE UNDERLYING, YOU WILL BE FULLY EXPOSED TO THE RISK OF FLUCTUATIONS IN THE LEVEL OF EACH UNDERLYING — Since the securities are linked to the performance of more than one Underlying, the securities will be linked to the individual performance of each Underlying. Because the securities are not linked to a basket, in which the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. However, in the case of securities linked to the lowest performing of each of three Underlyings, the individual performance of each Underlying is not combined to calculate your return and the depreciation of any Underlying is not mitigated by the appreciation of any other Underlying. Instead, the Redemption Amount payable at maturity depends on the lowest performing of the three Underlyings to which the securities are linked.

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THERE ARE RISKS ASSOCIATED WITH THE MARKET VECTORS GOLD MINERS ETF —Although shares of the Market Vectors Gold Miners ETF are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the Market Vectors Gold Miners ETF or that there will be liquidity in the trading market. The Market Vectors Gold Miners ETF is subject to management risk, which is the risk that a fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Market Vectors Gold Miners ETF’s investment strategy or otherwise, the Market Vectors Gold Miners ETF’s investment advisor may add, delete or substitute the equity securities held by the Market Vectors Gold Miners ETF. Any of these actions could adversely affect the price of the shares of the Market Vectors Gold Miners ETF and consequently the value of the securities. For additional information about the Market Vectors Gold Miners ETF, see information set forth under “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

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THE PERFORMANCE OF THE MARKET VECTORS GOLD MINERS ETF MAY NOT CORRELATE TO THE PERFORMANCE OF ITS TRACKED INDEX— The Market Vectors Gold Miners ETF will generally invest in all of the equity securities included in the index tracked by the Market Vectors Gold Miners ETF (the “Tracked Index”). There may, however, be instances where the Market Vectors Gold Miners ETF’s investment advisor may choose to overweight another stock in the Tracked Index, purchase securities not included in the Tracked Index that the investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques in seeking to track accurately the Tracked Index. In addition, the performance of the Market Vectors Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the Market Vectors Gold Miners ETF and the Tracked Index. Finally, because the shares of the Market Vectors Gold Miners ETF are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Vectors Gold Miners ETF may differ from the net asset value per share of the Market Vectors Gold Miners ETF. For these reasons, the performance of the Market Vectors Gold Miners ETF may not correlate with the performance of the Tracked Index.

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RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES WITH CONCENTRATION IN THE GOLD AND SILVER MINING INDUSTRY— The stocks comprising the NYSE Arca Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The shares of the Market Vectors Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the Market Vectors Gold Miners ETF primarily invests in stocks and ADRs of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies.

Gold mining companies are highly dependent on the price of gold and subject to competition pressures that may have a significant effect on their financial condition. Gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of and confidence in the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is generally quoted), interest rates and gold borrowing and lending rates, and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may also be affected by industry factors such as industrial and jewelry demand, lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold, levels of gold production and production costs, and short-term changes in supply and demand because of trading activities in the gold market.

Silver mining companies are highly dependent on the price of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production costs and disruptions in major silver producing countries such as Peru, Mexico and China.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the agent’s commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS— Your return on the securities will not reflect the return you would realize if you actually owned shares of the Market Vectors Gold Miners ETF and the equity securities that comprise the Underlyings. The return on your investment, which is based on the percentage change in the Underlyings, is not the same as the total return based on the purchase of the shares of the Market Vectors Gold Miners ETF or the equity securities that comprise the Underlyings.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the shares of the Market Vectors Gold Miners ETF or the equity securities that comprise the Underlyings.

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ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make anti-dilution adjustments for certain events affecting the shares of the Market Vectors Gold Miners ETF. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of the Market Vectors Gold Miners ETF. If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected. For additional information, see "Description of the Securities—Adjustments—For reference funds" in the accompanying product supplement.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

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POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — In addition to the levels of the Underlyings on any trading day during any Observation Period, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Underlyings;

o	the time to maturity of the securities;

o	the Early Redemption feature, which would limit the value of the securities;

o	interest and yield rates in the market generally;

o
global gold and silver supply and demand, which is influenced by such factors as forward selling by gold and silver producers, purchases made by gold and silver producers to unwind gold and silver hedge positions, central bank purchases and sales of gold, and production and cost levels in major gold-producing countries and in major silver-producing countries;

o	investors’ expectations with respect to the rate of inflation;

o
geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the components comprising the Underlyings, or markets generally and which may affect the levels of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Date) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Historical Information

The following graphs set forth the historical performance of the S&P 500® Index and the Russell 2000® Index based on the closing level of the S&P 500® Index and the closing level of the Russell 2000® Index from January 1, 2006 through November 25, 2011 and the historical performance of the Market Vectors Gold Miners ETF based on the closing level of one share of such Underlying from May 22, 2006 through November 25, 2011. The closing level of the S&P 500® Index on November 25, 2011 was 1158.67. The closing level of the Russell 2000® Index on November 25, 2011 was 666.16. The closing level of one share of the Market Vectors Gold Miners ETF on November 25, 2011 was $54.79. We obtained the closing levels below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. You should not take the historical levels of the Underlyings as an indication of future performance of the Underlyings or the securities. The levels of any of the Underlyings may decrease so that a Knock-In Event occurs and at maturity you will receive a Redemption Amount equal to less than the principal amount of the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due. We cannot give you any assurance that the closing levels of the Underlyings will remain above their respective Knock-In Levels during any Observation Period. If the closing level of any Underlying is less than or equal to its Knock-In Level on any trading day for that Underlying during any Observation Period, and the closing level of the Lowest Performing Underlying on the Valuation Date is less than its Initial Level, then you will lose money on your investment.

For additional information on the Underlyings, see information set forth under “The Reference Indices—The S&P Indices—The S&P 500® Index,” “The Reference Indices—The Russell 2000® Index” and “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

Historical Performance of the Russell 2000® Index

1000
900
800
700
600
500
400
300
200
100
0
Closing Level
Jan-06
Apr-06
Jul-06
Oct-06
Jan-07
Apr-07
Jul-07
Oct-07
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11

Source: Bloomberg

Historical Performance of the Market Vectors Gold Miners ETF

80
70
60
50
40
30
20
10
0
Closing Level
May-06
Aug-06
Nov-06
Feb-07
May-07
Aug-07
Nov-07
Feb-08
May-08
Aug-08
Nov-08
Feb-09
May-09
Aug-09
Nov-09
Feb-10
May-10
Aug-10
Nov-10
Feb-11
May-11
Aug-11
Nov-11

Source: Bloomberg

Market Disruption Events

If the calculation agent determines that on any Observation Date, other than the Valuation Date, a market disruption event (as defined in the accompanying product supplement under “Description of the Securities—Market disruption events”) exists in respect of any Underlying or if such day is not a trading day (as defined in the accompanying product supplement under “Description of the Securities—Definitions”) for any Underlying, then the determination of the closing level for such Underlying on such Observation Date will be postponed to the first succeeding trading day for such Underlying on which the calculation agent determines that no market disruption event exists in respect of such Underlying, unless the calculation agent determines that a market disruption event exists in respect of such Underlying on each of the five trading days for such Underlying immediately following such Observation Date. In that case, the closing level for such Underlying on such Observation Date will be determined as of the fifth succeeding trading day for such Underlying following such Observation Date (such fifth trading day, the “calculation date”), notwithstanding the market disruption event in respect of such Underlying, and:

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if a market disruption event has occurred and is continuing with respect to a reference index, the calculation agent will determine the closing level for such reference index on that calculation date in accordance with the formula for and method of calculating such reference index last in effect prior to the commencement of the market disruption event in respect of such reference index using exchange traded prices on the relevant exchanges (as determined by the calculation agent in its sole discretion) or, if trading in any component comprising such reference index has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on such exchanges (as determined by the calculation agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that calculation date, of each component comprising such reference index (subject to the provisions described under “Description of the Securities—Changes to the calculation of a reference index” in the accompanying product supplement); and

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if a market disruption event has occurred and is continuing with respect to the reference fund, the calculation agent will determine the closing level for the reference fund on that calculation date using its good faith estimate of the settlement prices of the reference fund that would have prevailed on the relevant exchange for the reference fund but for the occurrence of a market disruption event (subject to the provisions described under “Description of the Securities—Changes to the calculation of a reference fund” in the accompanying product supplement).

The determination of the closing level for any Underlying not affected by a market disruption event on an Observation Date (other than the Valuation Date) or by an Observation Date (other than the Valuation Date) not being a trading day for such Underlying will occur on such Observation Date. The Valuation Date for any Underlying not affected by a market disruption event will be the scheduled Valuation Date for such Underlying.

If the determination of the closing level for any Underlying on an Observation Date other than the Valuation Date is postponed as a result of a market disruption event as described above to a date on or after the corresponding Interest Payment Date, then such corresponding Interest Payment Date will be postponed to the business day following the latest date to which such determination is so postponed for any Underlying.

If the Valuation Date for any Underlying is postponed as a result of a market disruption event as described in the accompanying product supplement or because the scheduled Valuation Date is not an underlying business day for any Underlying, then the Maturity Date will be postponed to the fifth business day following the latest Valuation Date for any Underlying.

Supplemental Information Regarding Certain United States Federal Income Tax Considerations

The amount of the stated interest rate on the security that constitutes interest on the Deposit (as defined in the accompanying product supplement) equals 0.7120%, and the remaining balance constitutes the Option Premium (as defined in the accompanying product supplement). Please refer to “Certain U.S. Federal Income Tax Considerations” in the accompanying product supplement.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased.

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement and will receive varying underwriting discounts and commissions of between $20.00 and $22.50 per $1,000 principal amount of securities, for total underwriting discounts and commissions of $25,467.50. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

In addition, Credit Suisse International, an affiliate of Credit Suisse, may pay referral fees of up to $7.50 per $1,000 principal amount of securities in connection with the distribution of the securities. An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Credit Suisse